Exhibit 99.1
RXi Pharmaceuticals Aggressively Moves into Late-Stage Clinical Development with the Agreement to Acquire Apthera, Inc.
NeuVax(TM) is slated to commence Phase III clinical trials in low-to-intermediate HER2+ breast cancer patients, not eligible for Herceptin(R), in 1H 2012
RXi’s first RNAi product candidate, RXI-109 which targets CTGF (connective tissue growth factor), scheduled to commence human clinical trials in anti-scarring in early 2012
WORCESTER, Mass., Mar 31, 2011 (BUSINESS WIRE) — RXi Pharmaceuticals Corporation (Nasdaq: RXII), a recognized leader in RNAi-based therapeutic discovery and development, and Apthera, Inc., a private biotechnology company developing a pipeline of peptide-based immunotherapies for the adjuvant treatment of HER2-positive breast and other cancers, announced today the signing of a definitive merger agreement under which RXi will acquire Apthera. The acquisition provides RXi with a late stage product candidate, NeuVax(TM), a peptide-based immunotherapy for low-to-intermediate HER2+ breast cancer, not eligible for Herceptin(R), which is expected to enter Phase III clinical trials in the first half of 2012. The Company’s first RNAi product, RXI-109 for anti-scarring, remains on track for an investigational new drug (IND) application filing this year.
Under the terms of the agreement, Apthera shareholders will initially receive approximately 4.8 million shares of RXi’s common stock. Apthera’s stockholders will also be entitled to contingent payments based on the achievement of certain development and commercial milestones relating to Apthera’s NeuVax(TM) product candidate.
In connection with the acquisition, Mark J. Ahn, PhD, currently a member of RXi’s Board of Directors, will succeed Noah D. Beerman as President and Chief Executive Officer of RXi and will lead the combined company, which will operate out of RXi’s current headquarters. “Mark Ahn brings significant experience and leadership in developing and commercializing major oncology and immunology therapeutics,” said Sanford Hillsberg, RXi’s Chairman of the Board. “We want to thank Noah Beerman for his excellent service as RXi’s President and Chief Executive Officer during our transition from a research to a product oriented company. We are delighted that Noah will be assisting us in the coming months as a consultant to the Company and wish him well in his future endeavors.”
Dr. Ahn, 48, has over 20 years of experience in the biopharmaceutical industry. He most recently served as Principal at Pukana Partners, Ltd., which provides strategic consulting to life science companies; and academic positions at the Atkinson Graduate School of Management, Willamette University and Chair, Science & Technology Management, Victoria University at Wellington, New Zealand. Dr. Ahn was also the founder, President, and Chief Executive Officer of Hana Biosciences. Prior to Hana, he served as Vice President, Hematology and corporate officer at Genentech, Inc., as well as having held senior corporate positions at Amgen and Bristol-Myers Squibb Company. Dr. Ahn has also served on multiple public and venture capital-backed boards of directors.
“The RXi-Apthera merger represents an exciting turning point in which we are advancing from being a technology platform company to a late stage product development company aimed at blockbuster therapeutic markets. Acquiring Apthera’s cancer vaccine product candidates builds upon the promising RNAi based pre-clinical work related to cancer vaccines that we have recently been doing at RXi,” stated Mark Ahn, President & CEO. “With this successful transition we have streamlined our operations, integrated the RXi and Apthera management teams, and reduced our early stage RNAi research and development activities that will free up financial and other resources as part of focusing our sights on bringing our first RNAi product to commence human clinical trials in anti-scarring in early 2012. We are also initiating NeuVax into a Phase III clinical trial in breast cancer, which is targeted for the first half of 2012.”

“I believe the combination of Apthera’s late stage breast cancer candidate and RXi’s experience will accelerate the progress of NeuVax into the clinic” stated Dr. Mark W. Schwartz, President and CEO of Apthera, who will become the Executive Vice President and Chief Operating Officer of RXi following the merger. “The combined companies will accelerate the development of the compound for the benefit of patients and physicians in treating this significant disease”.
About NeuVax
Discovered at and licensed from the M.D. Anderson Cancer Center, NeuVax consists of the E75 peptide derived from HER2 combined with the immune adjuvant granulocyte macrophage colony stimulating factor (GM-CSF). Treatment with NeuVax stimulates cytotoxic (CD8+) T cells in a highly specific manner to target cells expressing any level of HER2. NeuVax is given as an intradermal injection once a month for six months, followed by a booster injection once every six months. Based on a successful Phase II trial, which achieved its primary endpoint of disease free survival (DFS), the Food and Drug Administration (FDA) granted NeuVax a Special Protocol Assessment (SPA) for a Phase III clinical trial in adjuvant therapy of women with low-to-intermediate HER2+ status.
According to the National Cancer Institute, over 200,000 women are diagnosed with breast cancer annually in the US alone in 2010. Of these women, about 75% test positive for Human Epidermal growth factor Receptor 2 (IHC 1+, 2+ or 3+). Only 25% of all breast cancer patients, those with HER2 3+ breast cancer patients are eligible for Herceptin(R) (trastuzumab; Roche-Genentech) which had revenues of over $5 billion in 2010. NeuVax targets the remaining 50% of HER2 positive patients, those who are HER2+ patients (HER2 1+ and 2+), who achieve remission with current standard of care, but have no available HER2 targeted adjuvant treatment options to maintain their disease free status.
About RXI-109
RXi Pharmaceuticals has initiated development of clinical candidate RXI-109, a self-delivering RNAi compound (sd-rxRNA) for the reduction of dermal scarring in planned surgeries. RXI-109 is designed to reduce the expression of CTGF (connective tissue growth factor) a critical regulator of several biological pathways involved in fibrosis, including scar formation in the skin. RXi is beginning manufacturing activities with an experienced cGMP oligonucleotide manufacturer to support its IND enabling toxicology program, and is preparing a pre-IND package for submission to the FDA. Pending FDA review, the company intends to use an innovative clinical trial design to study safety and tolerability as well as initial efficacy in its first clinical trial targeted for 2012.
About RXi Pharmaceuticals Corporation
RXi Pharmaceuticals is a recognized leader in RNAi-based therapeutic discovery and development with a comprehensive therapeutic platform that includes both RNA interference (RNAi) compounds and delivery methods. The company is leveraging this broad and integrated RNAi therapeutic platform to build a pipeline of RNAi therapeutics for the treatment of a number of disease areas, including its core focus of developing treatments for anti-scarring and retinal disorders as well as a continued interest in oncology and indications accessible by spinal cord delivery. RXi Pharmaceuticals believes it is well positioned to compete successfully in the RNAi therapeutics market based on the strength of its next generation therapeutic platform, experienced management team, accomplished Scientific Advisory Board, including Nobel Laureate, Dr. Craig Mello, and its broad intellectual property position in RNAi chemistry and delivery. For more information, visit www.rxipharma.com.
About Apthera, Inc.
Apthera, Inc. is a private biotechnology company founded in July 2005 to develop and commercialize a pipeline of peptide-based immunotherapies for the adjuvant treatment of HER2-positive cancers. Currently, Apthera has products in clinical trials, all of which are aimed at reducing disease recurrence rates for breast and prostate cancers. For more information, visit www.apthera.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the timing and completion of the Apthera merger, future expectations, plan and future development of RXi Pharmaceutical Corporation’s and Apthera’s products and technologies. These forward-looking statements about future expectations, plans and prospects of the development of RXi Pharmaceutical Corporation’s and Apthera’s products and technologies involve significant risks, uncertainties and assumptions, including the risk that the development of NeuVax or our RNAi-based therapeutics may be delayed or may not proceed as planned and we may not be able to complete development of any RNAi-based product, the risk that the reduction in our early stage RNAi research and development activities may adversely affect our ability to effectively develop our RNAi technologies, to develop existing or new RNAi product candidates or to enter into or effectively continue collaborations or strategic alliances in this field, the risk that the FDA approval process may be delayed for any drugs that we develop, risks related to development and commercialization of products by our competitors, risks related to our ability to control the timing and terms of collaborations with third parties and the possibility that other companies or organizations may assert patent rights that prevent us from developing our products. Actual results may differ materially from those RXi Pharmaceuticals Corporation contemplated by these forward-looking statements. RXi Pharmaceuticals Corporation does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.
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